EXHIBIT 10.14

CHANGE IN CONTROL AND SEVERANCE AGREEMENT
THIS CHANGE IN CONTROL AND SEVERANCE AGREEMENT (the “Agreement”) is made as of [DATE], by and between DECKERS OUTDOOR CORPORATION, a Delaware corporation (the “Company”), and [EXECUTIVE] (the “Executive”) and is effective as [DATE] (the “Effective Date”).
ARTICLE I DUTIES AND TERMS
1.1    EMPLOYMENT. In consideration of their mutual covenants and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, as of the Effective Date the Company shall employ Executive, and the Executive hereby accepts such employment as [POSITION] upon the terms and conditions set forth in this Agreement.
1.2    POSITION AND RESPONSIBILITIES. The Executive will serve as [POSITION] and shall report to the Company’s [SUPERVISOR]. The Executive’s primary work location will be the Company’s offices in Goleta, California, subject to business travel as needed for the Executive’s position. The Executive shall perform all of the duties reasonably assigned to him/her by [SUPERVISOR], commensurate with his/her position as [POSITION], and shall observe and comply with the Company’s rules and regulations regarding the performance of his/her duties and shall carry out and perform all reasonable orders, directions, and policies given to him/her by [SUPERVISOR] periodically, either orally or in writing, commensurate with his/her position as [POSITION]. The Executive shall at all times carry out the duties assigned to him/her in a loyal, trustworthy and businesslike manner.
1.3    AT-WILL EMPLOYMENT. Executive will continue to be employed as an at-will employee of the Company. Subject to the provisions of Articles III and IV, as an at-will employee, Executive is free to terminate his employment with the Company at any time, for any reason, and the Company has the similar right to terminate Executive’s employment at any time, for any reason. Although the Company may choose to terminate Executive’s employment for cause, Executive’s employment is at-will and cause is not required.
1.4    PERSONNEL POLICIES. Except as otherwise provided herein, Executive shall be subject to the personnel policies of the Company applicable to management employees, and any amendments or revisions thereto. In the event of a conflict between this Agreement and the Company’s personnel policies, the terms of this Agreement shall control.
ARTICLE II COMPENSATION
For all services rendered by the Executive in any capacity during the Executive’s employment under this Agreement, the Company will compensate the Executive as follows:
2.1    BASE SALARY. The Company will pay to the Executive an annual base salary to be paid in equal installments in accordance with the Company’s general payment policies in effect during the term hereof (the “Base Salary”). The Base Salary shall be subject to review by the Company based on both Executive and Company performance and such base salary amount as may be set from time-to-time shall be “Base Salary” for purposes of this Agreement. This provision does not alter the at-will nature of Executive’s employment or the provisions of Articles III and IV below.
2.2    MANAGEMENT INCENTIVE PROGRAM. The Executive shall be eligible to receive a targeted annual bonus based on Company and individual performance criteria established annually by the Compensation Committee (the “Incentive Bonus”).

2.3    STOCK COMPENSATION. The Executive will be eligible to participate in the Company’s stock compensation program at a level commensurate with like-level executive employees, subject to the terms of the program as set by the Board of Directors. The number, terms and types of stock compensation awards granted may vary from year to year.
2.4    ADDITIONAL BENEFITS. The Executive will be entitled to participate in all benefit and welfare programs, plans, and arrangements that are from time to time made available to the Company’s like-level executive employees. These benefits currently include medical, dental and life insurance; Section 125 Flexible Spending Plan; 401(k) Retirement Plan; and Executive Vacation Plan.
ARTICLE III TERMINATION OF EMPLOYMENT
3.1    GENERAL. While Executive is an at-will employee as provided in Section 1.3 above, the following conditions for termination of employment are set forth in order to determine the nature of Executive’s compensation entitlement upon termination of employment as discussed in Article IV below. Neither the provisions of Article III or Article IV of this Agreement shall alter the at-will nature of Executive’s employment with the Company. Upon termination of Executive’s employment, Executive shall be deemed to have automatically resigned as a director or officer of any of the Company’s affiliates or subsidiaries in which Executive serves in any such capacity and during and after Executive’s employment, Executive will assist Company in every proper way to evidence such resignation.
3.2    DEATH OF EXECUTIVE. The Executive’s employment under this Agreement will automatically terminate upon the death of the Executive.
3.3    BY EXECUTIVE. The Executive may terminate the Executive’s employment under this Agreement by giving Notice of Termination (as defined in Section 6.1 hereof) to the Company:
(a)    for Good Reason (as defined in Section 6.1 hereof); and
(b)    at any time without Good Reason.
3.4    BY COMPANY. The Company may terminate the Executive’s employment under this Agreement by giving Notice of Termination to the Executive:
(a)    in the event of Executive’s Total Disability (as defined in Section 6.1 hereof);
(b)    for Cause (as defined in Section 6.1 hereof); and
(c)    at any time without Cause.
ARTICLE IV COMPENSATION UPON TERMINATION OF EMPLOYMENT
If the Executive’s employment hereunder is terminated, in accordance with the provisions of Article III hereof, and except for any other rights or benefits specifically provided for herein to be effective following the Executive’s period of employment, the Company will provide compensation and benefits to the Executive only as follows:
4.1    UPON TERMINATION FOR DEATH OR DISABILITY. If the Executive’s employment hereunder is terminated by reason of the Executive’s death or Total Disability, the Company will:
(a)    pay the Executive (or the Executive’s estate) or beneficiaries any Base Salary that has accrued but was not paid as of the termination date (the “Accrued Base Salary”);

(b)    pay the Executive (or the Executive’s estate) or beneficiaries for unused vacation days accrued as of the termination date in an amount equal to the Executive’s Base Salary multiplied by a fraction the numerator of which is the number of accrued unused vacation days and the denominator of which is 260 (the “Accrued Vacation Payment”);
(c)    subject to Section 4.6 hereof, reimburse the Executive (or the Executive’s estate) or beneficiaries for expenses incurred by him prior to the date of termination that are subject to reimbursement pursuant to this Agreement (the “Accrued Reimbursable Expenses”);
(d)    provide to the Executive (or the Executive’s estate) or beneficiaries any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the “Accrued Benefits”), together with any benefits required to be paid or provided in the event of the Executive’s death or Total Disability under applicable law;
(e)    pay the Executive (or the Executive’s estate) or beneficiaries any Incentive Bonus with respect to a fiscal year prior to the fiscal year of termination that has been earned and accrued but has not been paid (the “Accrued Incentive Bonus”); plus a pro-rated portion of the Incentive Bonus based on the actual length of service during the fiscal year of termination and the target amount of such Incentive Bonus previously established by the Compensation Committee for that fiscal year, which shall be paid no later than the first to occur of the following: (i) March 15 of the year following the year in which the last day of the fiscal year of termination occurs; and (ii) thirty (30) days following the Compensation Committee’s determination of the Company’s level of achievement of the performance criteria based upon the Company’s financial statements for such fiscal year; and
(f)    the Executive (or the Executive’s estate) or beneficiaries shall have the right to exercise all vested unexercised stock options and warrants outstanding at the termination date in accordance with terms of the plans and agreements pursuant to which such options or warrants were issued.
4.2    UPON TERMINATION BY COMPANY FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON. If the Executive’s employment is terminated by the Company for Cause, or if the Executive terminates the Executive’s employment with the Company other than (x) upon the Executive’s death or Total Disability or (y) for Good Reason, the Company will:
(a)    pay the Executive the Accrued Base Salary;
(b)    pay the Executive the Accrued Vacation Payment;
(c)    subject to Section 4.6 hereof, pay the Executive the Accrued Reimbursable Expenses;
(d)    pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;
(e)    pay the Executive any Accrued Incentive Bonus, and excluding any Incentive Bonus for the fiscal year of termination; and
(f)    the Executive will have the right to exercise vested options and warrants in accordance with Section 4.1(f) hereof.
4.3    UPON TERMINATION BY THE COMPANY WITHOUT CAUSE. In the event the Executive has incurred a Separation from Service (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”) by reason of a termination of the Executive’s employment by the Company without Cause, the Company will:

(a)    pay the Executive the Accrued Base Salary;
(b)    pay the Executive the Accrued Vacation Payment;
(c)    subject to Section 4.6 hereof, pay the Executive the Accrued Reimbursable Expenses;
(d)    pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;
(e)    pay the Executive any Accrued Incentive Bonus; plus a pro-rated portion of the Incentive Bonus based on the actual length of service during the fiscal year of termination, and the target amount of such Incentive Bonus previously established by the Compensation Committee for that fiscal year, which shall be paid no later than the first to occur of the following: (i) March 15 of the year following the year in which the last day of the fiscal year of termination occurs and (ii) thirty (30) days following the Compensation Committee’s determination of the Company’s level of achievement of the performance criteria based upon the Company’s financial statements for such fiscal year of termination;
(f)    pay the Executive severance, commencing within sixty (60) days following the termination date, of twelve (12) monthly payments equal to one-twelfth (1/12th) of the Executive’s Annual Base Salary in effect immediately prior to the time such termination occurs and paid on the regular monthly payroll dates of the Company in accordance with the Company’s payroll practices as in effect on such termination date. Each installment payment made pursuant to this Section 4.3(f) shall be considered a separate payment for purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)). Subject to the requirement that the Executive incurred a Separation from Service, severance will be mitigated on a dollar for dollar basis for any income received by Executive for duties performed for Company or any Affiliate of the Company during the twelve (12) months following termination;
(g)    should Executive timely elect continued group health insurance coverage in accordance with the provisions of COBRA, the Company shall pay the premium amount for such continued group health insurance coverage for Executive and Executive’s eligible dependents for the first twelve (12) months of such coverage in accordance with the COBRA regulations. At the end of that twelve (12) month period, Executive shall be fully responsible for direct payment of the premium amount for continued group health insurance coverage under COBRA without any further notice from the Company. In addition, the Company shall no longer be required to pay such monthly premium amount if during the applicable twelve (12) month period Executive becomes eligible for paid health insurance through other employment, and Employee agrees to promptly provide the Company notice in the event of such coverage eligibility; and
(h)    the Executive shall have the right to exercise vested options and warrants in accordance with Section 4.1(f).
4.4    UPON CHANGE IN CONTROL AND TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. In the event the Executive has incurred a Separation from Service by reason of a termination of the Executive’s employment, within two (2) years after a Change in Control, by the Company without Cause or by the Executive for Good Reason, the Company will:
(a)    pay the Executive the Accrued Base Salary;
(b)    pay the Executive the Accrued Vacation Payment;
(c)    subject to Section 4.6 hereof, pay the Executive the Accrued Reimbursable Expenses;

(d)    pay the Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;
(e)    pay the Executive any Accrued Incentive Bonus; plus a pro-rated portion of the Incentive Bonus based on the actual length of service during the fiscal year of termination, payable in lump sum within sixty (60) days after Executive’s date of termination;
(f)    pay the Executive severance of one and one-half (1.5) times Executive’s Annual Base Salary in effect immediately prior to the time such termination occurs plus the greater of (x) one and one-half (1.5) times the targeted Incentive Bonus immediately prior to the time such termination occurs or (y) one and one-half (1.5) times the average actual Incentive Bonus for the previous three (3) years, whichever is greater, in lump sum within sixty (60) days after Executive’s date of termination;
(g)    should Executive timely elect continued group health insurance coverage in accordance with the provisions of COBRA, the Company shall pay the premium amount for such continued group health insurance coverage for Executive and Executive’s eligible dependents for the first twelve (12) months of such coverage in accordance with the COBRA regulations. At the end of that twelve (12) month period, Executive shall be fully responsible for direct payment of the premium amount for continued group health insurance coverage under COBRA without any further notice from the Company. In addition, the Company shall no longer be required to pay such monthly premium amount if during the applicable twelve (12) month period Executive becomes eligible for paid health insurance through other employment, and Employee agrees to promptly provide the Company notice in the event of such coverage eligibility; and
(h)    the Executive shall have the right to exercise vested options and warrants in accordance with Section 4.1(f).
4.5    RELEASE. Notwithstanding any provision herein to the contrary, the Company may require that, prior to payment of any amount or provision of any benefit pursuant to subsection (f) or (g) of Sections 4.3 and 4.4, Executive shall have executed, on or prior to the Release Expiration Date, a customary general release in favor of the Company in the form attached hereto as Exhibit A, and any waiting periods contained in such release shall have expired. To the extent that the Company requires execution of such release, the Company shall deliver such release to Executive within five (5) business days following the termination of Executive’s employment hereunder. In the event that (a) Executive fails to execute such release on or prior to the Release Expiration Date, Executive shall not be entitled to any payments or benefits pursuant to subsections (f) or (g) of Sections 4.3 and 4.4 and (b) the terms of such release are such that the permissible period for executing such release spans two tax years, then any payments or benefits pursuant to Sections 4.3 and 4.4 shall commence in the second of the two tax years.
4.6    ACCRUED REIMBURSABLE EXPENSES. Without limiting the Company’s obligation under Sections 4.1(c), 4.2(c), 4.3(c) and 4.4(c) hereof, the reimbursement of any Accrued Reimbursable Expenses shall be made no later than December 31 of the year following the year in which the expense was incurred.
4.7    SECTION 409A.
(a)    Notwithstanding anything herein to the contrary, to the extent (i) any amount or benefit payable to the Executive pursuant to Sections 4.1, 4.2, 4.3 or 4.4 is treated as non-qualified deferred compensation subject to Section 409A of the Code, (ii) the Company’s securities are publicly traded on the date of the Executive’s termination of employment, (iii) the Executive is determined by the Company to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, and (iv) the Company determines that delayed commencement of any portion of the amounts payable to Executive pursuant to Sections 4.1, 4.2, 4.3 or 4.4 is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code (any such delayed commencement, a “Payment Delay”), then such portion of the Executive’s payments and/or benefits described in Sections 4.2, 4.3 or 4.4, as the case may be, shall not be provided to Executive prior to the earlier of (A) the expiration of the six-month period measured from the date of the Executive’s date of termination, (B) the date of the Executive’s death or (C) such earlier date as is permitted under Section 409A. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to a Payment Delay shall be paid in a lump sum to Executive on the first day following such expiration, and any remaining payments due under Sections 4.1, 4.2, 4.3 or 4.4 shall be paid as otherwise provided herein.
(b)    Notwithstanding anything in this Section 4.7 to the contrary, to the maximum extent permitted by applicable law, amounts payable to Executive pursuant to Sections 4.1, 4.2, 4.3 or 4.4, as the case may be, shall be made in reliance upon the Section 409A Safe Harbor Limit (as defined in Article VI) and/or the exception for short-term deferrals (as set forth in Treasury Regulation Section 1.409A-1(b)(4)).
ARTICLE V ADDITIONAL AGREEMENTS
5.1    OTHER AGREEMENTS. As further material consideration for the Company entering into this Agreement, the Executive will also execute the Company’s standard employee confidentially agreement, inventions assignment agreement, employee handbook and any other agreements or policies required to be executed by all like level executives of the Company.
5.2    EXECUTIVE’S RESTRICTIVE COVENANTS UPON TERMINATION. If the Executive’s employment is terminated for any reason, Executive agrees:
(a)    To keep all of the Company’s Confidential Information confidential in perpetuity in accordance with the Company’s policy;
(b)    To not use, directly or indirectly, any of the Company’s Confidential Information for the benefit of any other person or entity, or to otherwise complete against the Company, directly or indirectly;
(c)    To not hire or solicit for hire or consultation employees of the Company for a period of one (1) year after termination of employment; and
(d)    To refrain from making, directly or indirectly, either orally or in writing, any critical, disparaging, denigrating, or untrue statements about the Company or any of its affiliated and related entities, and their respective agents, officers, directors, shareholders, members, managers, employees, attorneys, insurers, subsidiaries, predecessors, successors and assigns, or the Company’s products, services or business. This subsection shall not apply 1) if Executive is compelled to testify in a legal proceeding, including any legal proceeding between the parties to the Agreement, and 2) in connection with Executive filing a charge with, participating in a proceeding before or otherwise communicating with any federal, state or local governmental agency or commission.
ARTICLE VI MISCELLANEOUS
6.1    DEFINITIONS. For purposes of this Agreement, the following terms will have the following meanings:
(a)    “Accrued Base Salary” - as defined in Section 4.1(a) hereof.
(b)    “Accrued Benefits” - as defined in Section 4.1(d) hereof.
(c)    “Accrued Incentive Bonus” - as defined in Section 4.1(e) hereof.
(d)    “Accrued Reimbursable Expenses” - as defined in Section 4.1(c) hereof.

(e)    “Accrued Vacation Payment” - as defined in Section 4.1(b) hereof.
(f)    “Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.
(g)    “Incentive Bonus” as defined in Section 2.2 hereof.
(h)    “Base Salary” as defined in Section 2.1 hereof.
(i)    “Cause” will mean a termination of employment as a result of any of the following: material malfeasance or nonfeasance in the performance of Executive's duties not corrected within 10 days after written notice thereof, unless such malfeasance or nonfeasance is not reasonably subject to correction as determined in the discretion of the Board; violation of the Company’s Insider Trading Policies; engaging in conduct which is materially injurious to the Company or its Affiliates, or any of their respective customer or supplier relationships, financially or otherwise; engaging in unlawful discrimination or harassment of employees or any third party while on the Company’s premises or engaged in Company business; material breach of this Agreement or Executive’s obligations hereunder; breach of the Trade Secret and Confidentiality Agreement and Invention Agreement; conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude; or unauthorized absence from work for more than three (3) days.
(j)    “Change in Control” will mean if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or more than one person acting as a group (within the meaning of Section 409A of the Code) acquires, in one or more transactions, beneficial ownership that, together with stock held by such person or group, constitutes more than Fifty Percent (50%) of the total fair market value or total voting power of the stock of the Company (or a successor organization). Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code.
(k)    “Compensation Committee” means the Compensation Committee of the Company’s Board of Directors.
(l)     “Good Reason” will mean, without the consent of the Executive if within two (2) years after a Change in Control, there is a material reduction of the Executive’s total compensation, benefits, and perquisites, the Company’s relocation is greater than fifty (50) miles from the location where the Executive performs services, or a material change in the Executive’s authority duties or responsibilities; provided, however, no such event shall constitute “Good Reason” hereunder unless the Executive shall have given written notice to the Company of Executive’s intent to resign for “Good Reason” within thirty (30) days after the Executive first becomes aware of the occurrence of any such event (specifying the nature and scope of the event), such event or occurrence shall not have been cured no later than thirty (30) days after the Company’s receipt of such notice and the Executive shall have resigned no later than ninety (90) days after the expiration of such thirty (30) day cure period.
(m)    “Notice of Termination” will mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall generally set forth the basis for termination of the Executive’s employment under the provision so indicated.
(n)    “Person” means any natural person, firm, partnership, association, corporation, company, limited liability company, limited partnership, trust, business trust, governmental authority, or other entity.

(o)    “Release Expiration Date” shall mean the date which is twenty-one (21) days following the date upon which the Company delivers to Executive the release contemplated in Section 4.5 above, or, in the event that such termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date which is forty-five (45) days following such delivery date.
(p)    “Retirement” will mean normal retirement at age 65.
(q)    “Section 409A Safe Harbor Limit” will mean, as determined in accordance with Treasury Regulation §1.409A-1(b)(9)(iii), an amount equal to two (2) times the lesser of (i) Executive’s annual rate of compensation for the taxable year immediately preceding the taxable year in which Executive’s employment is terminated by the Company, or (ii) the dollar amount in effect under Section 401(a)(17) of the Code for the taxable year in which Executive’s employment is terminated.
(r)    “Severance” will mean payments after termination of Executive’s employment.
(s)    “Total Disability” will mean the Executive’s failure substantially to perform the Executive’s duties hereunder on a full-time basis for a period exceeding one hundred eighty (180) consecutive days or for periods aggregating more than one hundred eighty (180) days during any twelve (12) month period as a result of incapacity due to physical or mental illness. If there is a dispute as to whether the Executive is or was physically or mentally unable to perform the Executive’s duties under this Agreement, such dispute will be submitted for resolution to a licensed physician agreed upon by the Company and the Executive, or if an agreement cannot be promptly reached, the Company and the Executive will promptly each select a physician, and if these physicians cannot agree, the physicians will promptly select a third physician whose decision will be binding on all parties. If such a dispute arises, the Executive will submit to such examinations and will provide such information as such physician(s) may request, and the determination of the physician(s) as to the Executive’s physical or mental condition will be binding and conclusive. Notwithstanding the foregoing, if the Executive participates in any group disability plan provided by the Company, which offers long-term disability benefits, “Total Disability” will mean total disability as defined therein.
6.2    KEY MAN INSURANCE. The Company will have the right, in its sole discretion, to purchase “key man” insurance on the life of the Executive. The Company shall be the owner and beneficiary of any such policy. If the Company elects to purchase such a policy, the Executive will take such physical examinations and supply such information as may be reasonably requested by the insurer.
6.3    SUCCESSORS; BINDING AGREEMENT. This Agreement will be binding upon any successor to the Company and will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.
6.4    MODIFICATION; NO WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement will be deemed to have been waived, nor will there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any other term or condition.
6.5    SEVERABILITY. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, will not affect the validity or enforceability of any other covenant or agreement contained herein.

6.6    FORM OF NOTICE TO PARTIES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, to the following address:
If to the Executive:
________________

If to the Company:
Deckers Outdoor Corporation
250 Coromar Drive
Goleta, CA 93117
Attn: CEO
Facsimile: 805-967-7862
or, in each case, at such other address as may be specified in writing to the other parties hereto.
All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.
6.7    ASSIGNMENT. This Agreement and any rights hereunder will not be assignable by either party without the prior written consent of the other party except as otherwise specifically provided for herein.
6.8    ENTIRE UNDERSTANDING. This Agreement constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.
6.9    EXECUTIVE’S REPRESENTATIONS. The Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of the Executive’s duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.
6.10    GOVERNING LAW. This Agreement will be construed in accordance with the laws of the State of California, without regard to the conflict of laws provisions thereof, with venue proper only in the County of Santa Barbara, California.
6.11    ARBITRATION.
(a)    Except as provided in Section 6.11(c) below, Executive and the Company (the “Parties”) agree that, unless otherwise required by law, any dispute or controversy between Parties as further defined in subsections (b) and (c) below shall be finally settled by binding arbitration, to be held in Santa Barbara, California under the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association as then in effect (the “Rules”). Executive may obtain a copy of the Rules by accessing the AAA website at www.adr.org., or by requesting a copy from the Company’s General Counsel. By signing this Agreement, Executive acknowledges that s/he has had an opportunity to review the Rules before signing this Agreement. The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction.
(b)    The claims subject to arbitration under this section 6.11 include (i) claims arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination of this Agreement; (ii) claims for violations of confidentiality, privacy or trade secret restrictions; (iii) claims that could be asserted in court, including claims for wrongful termination; breach of any express or implied contract or covenant; breach of any duty owed to Executive; claims for personal, physical or emotional injury; claims arising out of, related to, or in connection with fraud, misrepresentation, defamation and any other tort claims; claims for wages or other compensation due, penalties, benefits, or reimbursement of expenses; claims arising out of, relating to, or in connection with discrimination, harassment or retaliation of any kind; claims arising out of, relating to, or in connection with retaliation; claims for violation of any federal, state or other governmental constitution, statute, ordinance or regulation (as enacted or as amended), including, but not limited to, Title VII of the Civil Rights Act of 1964 (“Title VII”), the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act (“ADA”), the federal Fair Labor Standards Act (“FLSA”), the Employee Retirement Income Security Act (“ERISA”), the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the California Fair Employment and Housing Act, the California Labor Code, the California Wage Orders and any other federal, state or other applicable governmental constitution, statute, ordinance or regulation (as originally enacted or amended) covering similar subjects.
(c)    This agreement to arbitrate does not cover claims that cannot be arbitrated as a matter of law, which include (i) administrative claims properly presented to an administrative agency, such as the Equal Employment Opportunity Commission (EEOC) or federal Department of Labor (Wage and Hour Division), or any equivalent state administrative agency, except that if any such claim is dismissed from the administrative agency's jurisdiction, the parties must then submit to binding arbitration pursuant to this Agreement, and except that Executive may (but is not required to) choose arbitration to resolve Executive’s dispute rather than pursuing a claim with an administrative agency; (ii) claims for workers’ compensation benefits; (iii) claims for unemployment compensation benefits; (iv) claims based upon any Company employee benefit and/or welfare plan that contains an appeal procedure or other procedure for the resolution of disputes under the plan; and (v) claims based on the National Labor Relations Act.
(d)    The arbitrator shall decide any dispute relating to the interpretation, applicability, enforceability, or formation of this Agreement, including but not limited to arbitrability of any claim under this section 6.11. The same statute of limitations, remedies and defenses that would apply to and be available on claims in court will apply and be available on the claims in arbitration. The arbitrator will have the authority to award any remedy or relief that would have been available to Executive or the Company had the matter been heard in court, including an award of attorneys’ fees and costs to the prevailing party to the extent such an award is authorized by applicable law.
(e)    The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The decision of the arbitrator shall be in writing and shall provide the reasons for the arbitrator's award unless the Parties otherwise agree in writing.
(f)    This agreement to arbitrate subject to and shall be enforceable under and subject to the Federal Arbitration Act, 9 U.S.C. Sections 1, et. seq.
(g)    The Company shall pay all of the costs of arbitration, including the arbitrator’s fees, except Executive shall pay the fees that s/he would normally have to pay in order to bring a lawsuit in a court of law.
(h)    Executive agrees that in any arbitration between Executive and the Company, Executive will assert only his/her own individual claims, and will not assert any claims on behalf of any other person or class of persons. Executive hereby waive any rights to bring a class action against the Company, or to participate as a class member in any class action brought by any third party against the Company.
(i)    The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator. The arbitrator’s award will be enforceable in any court having proper jurisdiction.
(j)    EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EMPLOYEE’S RELATIONSHIP WITH THE COMPANY, INCLUDING BUT NOT LIMITED TO, CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Change in Control and Severance Agreement as of the day and year first above written.
COMPANY:
DECKERS OUTDOOR CORPORATION
By: _________________________________
Dave Powers

Chief Executive Officer

EXECUTIVE:
_____________________________________
Signature
_____________________________________
[NAME]

EXHIBIT A

GENERAL RELEASE
1.    Employee’s employment with Deckers Outdoor Corporation, a Delaware corporation (the “Company”) ceased effective _______________.
2.    Employee represents and agrees that Employee has received all compensation owed to Employee by the Company through Employee’s termination date, including all wages, bonuses, commissions, earned but unused vacation, reimbursable business expenses, and any other payments, benefits, or other compensation of any kind to which Employee was entitled from the Company. Employee acknowledges that this compensation will be paid to Employee regardless of whether Employee signs the Change in Control and Severance Agreement dated ____________ (the “Agreement”) and this General Release.
3.    Employee represents to the Company that Employee is signing this General Release (this “General Release”) voluntarily and with a full understanding of and agreement with its terms for the purpose of receiving severance pay and benefits from the Company as described in the Agreement.
4.    In reliance on the Employee’s promises, representations, and releases in this Agreement, upon the Company’s receipt of this executed General Release, and conditioned on Employee not revoking this executed General Release as provided in Section 7 below, the Company will provide Employee with the severance payments and benefits described in the Agreement, less legally required withholding and payroll deductions.
5.    In exchange for the consideration provided to Employee as set forth above and in the Agreement, Employee irrevocably and unconditionally releases and discharges the Company and all affiliated and related entities, and their respective agents, officers, directors, shareholders, members, managers, employees, attorneys, insurers, subsidiaries, predecessors, successors and assigns (“Releasees”), from any and all claims, liabilities, obligations, promises, causes of actions, actions, suits, or demands, of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, arising from or relating to any omissions, acts or facts that have occurred up until and including the date of this Agreement, including but not limited to those arising from or related or attributable to Employee’s employment with the Company and his/her separation from such employment (“Claims”). Such Claims include, but are not limited to, claims based upon any violation of the Company’s policies and regulations or any written or oral contract or agreement between the Company and Employee; tort and common law claims including but not limited to claims for wrongful or retaliatory discharge, emotional distress, defamation, slander, libel or false imprisonment, claims for attorneys’ fees, back pay, front pay or reinstatement; claims for penalties of any kind or nature; claims based upon employment discrimination or harassment of any kind or nature, and claims based upon alleged violation of: the California Fair Employment and Housing Act (California Government Code section 12900, et seq.); the Unruh Civil Rights Act (California Civil Code section 51); the California Family Rights Act (California Government Code sections 12945.2 and 19702.3); the California Labor Code; the Equal Pay Act of 1963, as amended (29 U.S.C. section 206(d) et. seq.); the California Fair Pay Act (California Labor Code section 1197.5); Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. section 2000e et seq.); the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. section 1001 et seq.); the Family Medical Leave Act (29 U.S.C. section 2601 et seq.); the Fair Labor Standards Act of 1938, as amended (29 U.S.C. section 201, et seq.); the United States and California Constitutions; the Americans With Disabilities Act, as amended (42 U.S.C. section 12101, et seq.); 42 U.S. C. sections 1981 and 1983; State or Federal wage and hour laws; or any other State, Federal or local statutes or laws. Employee further acknowledges that such Claims also include claims based on the Age Discrimination in Employment Act, as amended (29 U.S.C. section 621, et seq.) and the Older Workers Benefit Protection Act (29 U.S.C. §626(f)), as amended. The provisions of this Agreement do not release claims that cannot be released as a matter of law.

6.    The provisions of this Agreement do not preclude Employee from filing suit to challenge the Company’s compliance with the waiver requirements of the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act. Employee further acknowledges that nothing in the Agreement prohibits or prevents Employee from filing a charge with the Equal Employment Opportunity Commission, California Department of Fair Employment and Housing, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency"), or participating, testifying or assisting in any investigation, hearing or other proceeding before any Government Agency. However, Employee acknowledges that to the maximum extent permitted by law, he/she is not entitled to any monetary damages or other individual relief resulting from any charge, claim or complaint pertaining or otherwise relating to the released Claims that is filed with any Government Agency, except nothing in this Agreement prohibits or prevents Employee from receiving individual monetary awards or other individual relief by virtue of providing information to the U.S. Securities and Exchange Commission or filing a charge, claim or complaint protected under the whistleblower provisions of federal law or regulations or participating in a federal whistleblower programs including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration.
7.    It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Employee. Such Section reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Notwithstanding Section 1542, and for the purpose of implementing a full and complete release and discharge of the Released Parties, Employee expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which Employee does not know or suspect to exist in Employee’s favor against the Released Parties at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.
8.    Employee acknowledges that she/he was provided a copy of this Agreement on ___________, 20__, and has been given until _______________, 20__ (the “Acceptance Deadline”) [MUST BE A PERIOD OF AT LEAST 21 DAYS] to review and consider this Agreement. To accept this Agreement, the Agreement, signed and dated by Employee, must be received in the office of General Counsel of the Company by no later than the Acceptance Deadline. Employee acknowledges that she/he may sign and return this Agreement prior to the Acceptance Deadline if he/she voluntarily wishes to do so. If the executed Agreement is not received by the Acceptance Deadline as provided in this section, then the Agreement will no longer be open for acceptance by Employee, and will be of no further force or effect without any further action by the Company.
9.    Employee further acknowledges that she/he has been advised that she/he has seven (7) days from the date this Agreement is signed by Employee to revoke this Agreement. To be effective, the revocation must be in writing and must be received by ______________ General Counsel of the Company on or before midnight on the seventh (7th) day after this Agreement is signed by Employee. The Company’s obligation to provide severance pay or other benefits under this Agreement does not become final and binding until the expiration of the seven (7) day revocation period and so long as this Agreement has not been revoked during such period.
10.    THIS IS REQUIRED TO RELEASE AGE DISCRIMINATION CLAIMS. Employee further acknowledges that she/he had the right to, and was encouraged to, consult with legal counsel regarding this Agreement prior to signing it.

11.    This Separation Agreement and General Release shall not be construed as an admission by the Company of any improper, wrongful, or unlawful actions, or any other wrongdoing against Employee, and the Company specifically disclaims any liability to or wrongful acts against Employee on the part of itself, its employees and its agent.
12.    This Agreement may be modified only by written agreement signed by both parties.
Dated:                        EMPLOYEE:

COMPANY:

DECKERS OUTDOOR CORPORATION

Dated:                        By:

Name:

Its: